Exhibit 99.1

Columbia Property Trust Releases Fourth Quarter and Full Year 2019 Results and Updates 2020 Guidance
NEW YORK (February 13, 2020) - Columbia Property Trust, Inc. (NYSE: CXP) has released its quarterly update and financial results for the quarterly and annual periods ending December 31, 2019, by posting its 2019 Form 10-K and Fourth Quarter 2019 Supplemental Information package to the Investor Relations section of its website.
Full results and additional information on the recent highlights summarized below can be found in the Supplemental Information package:

•	Updates 2020 full year guidance ranges;

•	Provided net income per share of $0.08 in 2019 and exceeded high end of full-year 2019 guidance range for Normalized FFO per share, which had been raised during the year;

•	Maintained portfolio at 97 percent leased overall, with 779,000 square feet of leasing across the portfolio in 2019;

•
Acquired a 92.5% interest in 101 Franklin Street, a 235,000-square-foot office building in Manhattan that will be fully redeveloped, through a joint venture that purchased the building for $205.5 million; we also acquired 201 California Street, a 252,000-square-foot office tower in San Francisco for $238.9 million;

•	Subsequent to year end, sold Cranberry Woods in Pittsburgh for a gross sale price of $180.0 million;

•	Also in January 2020, acquired Normandy Real Estate Management, a leading developer, operator, and investment manager of office and mixed-use assets in New York; Boston; and Washington, D.C.
Direct link to the Supplemental Information Package:
https://ir.columbia.reit/files/doc_financials/2019/q4/CXP-FSP-Q4-2019-2.12.20.pdf
To access the Form 10-K, please visit: https://ir.columbia.reit/financials/sec-filings/
As previously announced, the Company will host a live conference call and audio webcast later today at 5:00 p.m. ET. The number to call to participate in the interactive teleconference is (647) 689-6598 (U.S. and international) - (Conference ID: 3682145). To access the live webcast, interested parties may go to the Investor Relations section of Columbia’s website at least fifteen minutes prior to the start time of the call in order to register and to download and install any necessary audio software.
Direct link to the Conference Call Webcast:
https://event.on24.com/wcc/r/2153660/9814D40E5E51801269036ED1608B637F
A replay of the conference call will be available online in the Investor Relations section of the Company’s website at https://ir.columbia.reit shortly after the call and archived for approximately twelve months. The audio will also be available by telephone through Feb. 20, 2020, by dialing (416) 621-4642 (Conference ID: 3682145).

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating and developing Class-A office buildings in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 17 properties that contain approximately seven million rentable square feet, as well as two properties under development, and also has approximately eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.
Forward-Looking Statements:
Certain statements in this press release, including statements regarding future business operations, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to uncertainty and risks. Our actual results may differ materially from projections. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2019, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. Such forward-looking statements are based on current expectations and speak as of the date of such statements. We make no representations or warranties (express or implied) about the accuracy of, nor do we intend to publicly update or revise, any such forward-looking statements contained herein, whether as a result of new information, future events, or otherwise.
Investor Relations Contact:
Matt Stover
T 404 465 2227
E IR@columbia.reit